Kimberly J. Decker, Esquire

Direct Dial Number: 717.399.1506

E-mail: kdecker@barley.com

March 1, 2011

Northeast Bancorp 500 Canal Street Lewiston, Maine 04240

Re:	Form S-8 Registration Statement

Dear Ladies and Gentlemen:

We have acted as counsel to Herley Industries, Inc. ("Herley"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-8 (the "Registration Statement"), of 500,000 shares of the $0.10 par value common stock of Herley ("Common Stock"), to be issued pursuant to the Herley 2010 Stock Plan (the "Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

This Opinion Letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement.

The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the State of Delaware.  Our opinions herein are subject to the following conditions and assumptions:

(1)  The shares of Common Stock issuable pursuant to the Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the terms of the Plan;

(2)  The shares of Common Stock will be sold and issued strictly as described in the Plan and in accordance with the statutory laws of the United States of America and the State of Delaware.

(3)  No other change occurs in applicable law or the pertinent facts; and

(4)  The provision of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

Based upon and subject to the foregoing, and subject to the assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the Plan have been duly authorized and, upon receipt by Herley of the consideration required thereby, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Barley Snyder, LLC

Barley Snyder, LLC